                                     FORM OF
                   REIMBURSEMENT AND INDEMNIFICATION AGREEMENT

                                     between

                         CONSOLIDATED FREIGHTWAYS, INC.

                                       and

                CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE

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                                TABLE OF CONTENTS

                                                                            PAGE

1.   Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

2.   Existing and Future Claims. . . . . . . . . . . . . . . . . . . . . . . . 3

3.   CFCD Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

4.   CFCD Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . 4

5.   Exculpation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

6.   Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

7.   Letter of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

8.   Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

9.   Release of Security . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

10.  Change in Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . 8

11.  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

12.  Duration of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .10

13.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

14.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . .11

15.  Assignability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

16.  Gender and Number . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

17.  Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

18.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

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                                                                            PAGE

19.  Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

20.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

21.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

22.  Duty to Cooperate . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

















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                   REIMBURSEMENT AND INDEMNIFICATION AGREEMENT

     THIS REIMBURSEMENT AND INDEMNIFICATION AGREEMENT ("Agreement") is entered into as of October 1, 1996 (the "Commencement Date"), by and between Consolidated Freightways, Inc., a Delaware corporation (together with its wholly owned subsidiaries, "CFI"), and Consolidated Freightways Corporation of Delaware, a Delaware corporation (together with its wholly owned subsidiaries, "CFCD").

                                    RECITALS

     A. CFCD is and will remain, until the distribution of the common stock of Consolidated Freightways Corporation to the stockholders of CFI (the date of such distribution being referred to herein as the "Distribution Date"), a wholly owned subsidiary of CFI.

     B. CFI administers, either through a subsidiary or with a third-party administrator, an insurance program (the "Insurance Program") for its corporate entities with respect to (i) Workers' Compensation Claims, as defined herein, and (ii) Public Liability and Property Damage Claims, as defined herein.

     C. Under the Insurance Program, CFI administers claims made against CFCD with respect to CFCD's obligations, including similar obligations relating to Leland James Service Corporation ("LJSC") (collectively, and excluding any such obligations relating to LJSC which arise or are incurred prior to or on the Distribution Date, the "CFCD Obligations"), and provides certain oversight services, at the direction of CFCD, for claims under (i) the workers' compensation statutory, regulatory and common law systems in each of the states in which CFCD does business and, (ii) certain public liability and property damage statutory, regulatory and common law systems in each of the states in which CFCD does business. Where required by law or by contract, CFI provides the necessary insurance, guarantees or collateral for the performance of the CFCD Obligations in each such state.

     D. Obligations that arise with respect to CFCD under the Insurance Program are the responsibility of CFCD. However, in the past these amounts have been advanced by CFI and CFCD has reimbursed CFI for such payments.

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     E.   CFCD and CFI desire to memorialize in writing the reimbursement and indemnification arrangements which have existed between CFI and CFCD with respect to amounts owed and advanced under the Insurance Program.

     NOW THEREFORE, in consideration of the agreement of CFI to continue administering the Insurance Program as contemplated in Section 2 below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     CASH COLLATERAL AGREEMENT:  shall have the meaning specified in Section
6(a).

     CLAIM: means any claim, judgment, loss, deficiency, damages, punitive or exemplary damages, fine or penalty, liability, costs and expenses (including reasonable attorneys' fees, charges and disbursements) whether required to be paid to a third party or otherwise incurred in connection with or arising from any claim, suit, action or proceeding.

     DEPOSIT BANK:  shall have the meaning specified in Section 6(a).

     INDEMNIFIED PARTIES: means CFI, its agents and their present or former officers, directors, shareholders, agents, employees, representatives, successors-in-interest, parents, affiliates, insurers (including, without limitation, insurers for CFI and CFCD), attorneys and assigns.

     INSUFFICIENCY NOTICE:  shall have the meaning specified in Section 6(c).

     LETTER OF CREDIT: means an irrevocable, unconditional letter of credit with a face amount equal to $30,000,000, issued by a bank approved by CFI.

     LOSS: means any judgment, loss, deficiency, damages, liability, costs or expenses.

     MINIMUM BALANCE: means, at any time, an amount equal to the aggregate amount paid during the eight immediately preceding business days for Public Liability and Property Damage Claims, Workers'

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Compensation Claims and related expenses, which amount shall be subject to increase or decrease in accordance with Section 6(c).

     MORTGAGE PROPERTY:  shall have the meaning specified in Section 8.

     MORTGAGES:  shall have the meaning specified in Section 8.

     PERMITTED EXCEPTIONS:  shall have the meaning specified in Section 10(d).

     PROPERTY VALUE:  means the fair market value of each Mortgage Property.

     PUBLIC LIABILITY AND PROPERTY DAMAGE CLAIMS: means Claims made against CFCD or LJSC (excluding any such obligations relating to LJSC which arise or are incurred prior to or on the Distribution Date) under certain public liability and property damage statutory, regulatory and common law systems and which CFCD directs CFI to administer under the Insurance Program.

     REIMBURSEMENT OBLIGATIONS:  shall have the meaning specified in Section
6(a).

     RELEVANT CLAIM: means a Public Liability and Property Damage Claim or a Workers' Compensation Claim.

     RESERVE ACCOUNT:  shall have the meaning specified in Section 6(a).

     RESERVE OBLIGATION: means CFCD's obligation to deposit sums in the Reserve Account pursuant to Sections 6(b) and 6(c).

     SECURITY SCHEDULE:  shall have the meaning specified in Section 9(a).

     TITLE COMPANY:  means any title company satisfactory to CFI.

     WORKERS' COMPENSATION CLAIMS: means Claims made against CFCD or LJSC (excluding any such obligations relating to LJSC employees which arise or are incurred prior to or on the Distribution Date, other than relating to employees who remain actively employed by LJSC following the Distribution
Date) under the workers' compensation statutory, regulatory and common law systems and which CFCD directs CFI to administer under the Insurance Program.

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     2.   EXISTING AND FUTURE CLAIMS.  Effective as of the Commencement Date,
CFCD will obtain its own insurance for the CFCD Obligations arising from and after the Commencement Date. CFI will not administer (but shall provide certain oversight services for the period beginning the Commencement Date and ending the Distribution Date with respect to) claims against CFCD which are insured under that separate insurance or result from occurrences on or after the Commencement Date. As of the Commencement Date, the only claims which CFI will administer will be claims of the type it has ordinarily and customarily administered and that arise out of occurrences prior to the Commencement Date. CFI will administer these claims either itself or through a third-party administrator. CFI will not provide the necessary insurance, guarantees or collateral for the performance of the CFCD Obligations for any claim occurring after the Commencement Date. CFI will maintain the necessary collateral and security on claims occurring prior to the Distribution Date.

     3. CFCD REIMBURSEMENT. Upon demand by CFI, CFCD agrees to immediately reimburse CFI for all amounts advanced and costs reasonably incurred by CFI in connection with the CFCD Obligations which are in excess of the Reserve Amount required under Section 6(a) hereof.

     4. CFCD INDEMNIFICATION. CFCD, at its own expense, shall indemnify, defend and hold the Indemnified Parties harmless from and against any Relevant Claim against the Indemnified Parties to the extent the basis of such Relevant Claim is that: (i) CFCD has failed to pay any amounts owed which constitute CFCD Obligations, (ii) a third party has been or may be injured or damaged in any way by any breach by CFCD of any of its duties, representations or warranties under this Agreement, (iii) CFCD or any of its employees, agents, or servants acted improperly in connection with the notification, investigation, adjustment, and settlement of claims and losses arising under the Insurance Program, and (iv) there is any other liability or obligation arising either out of CFI's (or its agents') provision of certain oversight services for the period beginning the Commencement Date and ending the Distribution Date or out of CFI's (or its agents') administration or operation of the Insurance Program, except to the extent that same arises from the gross negligence or willful misconduct of CFI (or its agents). The provision of indemnification under this Section 4 shall be in a like manner to the provision of indemnification under the Distribution Agreement (as defined herein).

     5. EXCULPATION. CFI and its agents shall not be liable to CFCD for any Losses which arise in any manner from the operation or administration of the

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Insurance Program (including but not limited to the handling of insurance claims or any failure to obtain insurance) except to the extent that same arises from the gross negligence or willful misconduct of CFI. CFCD hereby waives all claims against CFI and its agents for such Losses and the cost and expense of defending against claims relating to such Losses, except to the extent that same arises from the gross negligence or willful misconduct of CFI. CFCD expressly waives any and all rights under section 1542 of the Civil Code of California, which provides as follows:

     "A General Release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor."

     6.   RESERVE ACCOUNT.

     (a) ESTABLISHMENT OF RESERVE ACCOUNT. As soon as practicable hereafter, but in any event no later than the Distribution Date, CFCD shall establish a deposit account (the "Reserve Account") at a California branch of a bank selected by CFI (the "Deposit Bank"), which Reserve Account shall be established in the name of CFI, as secured party, to hold funds for the payment of CFCD's reimbursement obligations hereunder (collectively, the "Reimbursement Obligations"). CFCD shall deposit the Minimum Balance into the Reserve Account on the date that it is established. Amounts held in the Reserve Account shall be invested at the sole discretion of CFI. Any dividends or interest earned on the Reserve Account shall be added to balance thereof and shall be taxable income to CFCD. Prior to the establishment of the Reserve Account, CFI and CFCD shall execute and deliver a Cash Collateral Agreement in the form of Exhibit A attached hereto (the "Cash Collateral Agreement"), which agreement shall govern the establishment and maintenance of the Reserve Account.

     (b) USE OF RESERVE ACCOUNT. At any time and from time to time during the term of this Agreement, CFI shall have the right to immediately withdraw funds from the Reserve Account to reimburse itself for any amounts advanced and costs incurred by CFI in connection with CFCD Obligations. The Cash Collateral Agreement shall provide that on the first business day of each week during the term hereof, the Deposit Bank shall deliver written notice to CFI and CFCD by telecopy setting forth the balance of the Reserve Account as of the close of business on the preceding business day. In the event that the balance disclosed in such notice is less than the Minimum Balance, then CFCD shall

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deposit such shortfall into the Reserve Account within three (3) business days following its receipt of notice from the Deposit Bank.

     (c) ADJUSTMENT OF MINIMUM BALANCE AMOUNT. In the event that, from time to time, CFI determines based upon an analysis of payments of CFCD Obligations that the amount of the Minimum Balance is insufficient to satisfy the Reimbursement Obligations as they arise, then (i) CFI shall deliver written notice of such insufficiency (the "Insufficiency Notice") to CFCD together with documentation supporting such analysis and (ii) the Minimum Balance shall thereafter for the term of this Agreement (unless thereafter adjusted pursuant to the terms hereof) be increased by an amount equal to such insufficiency. Not later than three (3) business days following CFCD's receipt of an Insufficiency Notice, CFCD shall deposit the amount of such insufficiency into the Deposit Account. Likewise, upon request of CFCD, CFI shall conduct an analysis of payments of CFCD Obligations for the purpose of determining if the Minimum Balance should be reduced, using the standard of eight days of estimated payments, excluding extraordinary payments. In the event that CFI determines that the Minimum Balance should be reduced, then
(i) CFI shall promptly deliver written notice thereof to CFCD together with documentation supporting such analysis and (ii) the Minimum Balance shall thereafter for the term of this Agreement (unless thereafter adjusted pursuant to the terms hereof) be reduced in accordance with CFI's analysis.

     7. LETTER OF CREDIT. On or prior to the Distribution Date, CFCD shall deliver to CFI a Letter of Credit. CFI shall have the right to draw upon the Letter of Credit in San Francisco, California, in accordance with the terms of this Agreement by presentation to the issuer thereof of (i) CFI's sight draft and (ii) a certificate stating that CFI has the right to draw upon the Letter of Credit in accordance with the terms hereof. In the event that at any time while this Agreement remains in effect, CFCD fails to comply with its Reserve Obligation in accordance with Section 6 hereof, then CFI shall have the right to draw upon the Letter of Credit in an amount equal to the amount CFCD was required to deposit in to the Reserve Account in accordance with Section 6 hereof and deposit such draw proceeds into the Reserve Account. On or before the fifth (5th) business day following any such draw, CFCD shall deliver to CFI an additional Letter of Credit so that the aggregate face amount of all Letters of Credit held by CFI shall equal $30,000,000 (or such lesser amount as provided in Section 9 below).

     8. MORTGAGES. On or before the Distribution Date, CFCD shall execute and acknowledge four (4) copies of the mortgage in the form of Exhibit B attached hereto (collectively, the "Mortgages") with respect to each of the real properties identified on Exhibit C attached hereto (the "Mortgage Properties"). The Mortgages shall constitute valid first priority liens against the fee title interest in the Mortgage Properties (subject only to such defects, liens, encum-

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brances, assessments, security interests, restrictions, easements and other title exceptions as shall be approved by the CFI), which Mortgages shall secure the timely payment and performance of CFCD's obligations hereunder, including, without limitation, the Reimbursement Obligations and the Reserve Obligations. Concurrently with the execution and delivery of the Mortgages, CFCD shall deliver the following to CFI:

               (a) UCC FINANCING STATEMENTS. UCC-1 financing statements (in form and substance reasonably acceptable to CFI) covering fixtures owned by CFCD and affixed to, or used in connection with, each Mortgage Property, in each case appropriately completed and duly executed, acknowledged and filed in the appropriate land offices.

               (b) GENERAL ASSIGNMENT. A first priority assignment to CFI (in form and substance reasonably acceptable to CFI) of CFCD's interest in and to all leases relating to each Mortgage Property, material service contracts concerning or affecting such Mortgage Property and all permits, approvals and licenses issued with respect to such Mortgage Property.

     9.   RELEASE OF SECURITY.

     (a) ANNUAL RELEASE OF MORTGAGES. On the first anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter, CFI shall cause one or more Mortgage Properties to be released from the lien(s) of the Mortgages so that the aggregate Property Value of the Mortgage Properties which shall continue to be encumbered by Mortgages immediately following such release shall be as close as possible to (but not less than) the Property Value set forth for the corresponding year on the schedule set forth in Section 9(d) below (the "Security Schedule"). For the purposes of this Section 9(a), CFI and CFCD agree that the Property Value of each Mortgage Property equals the value identified on Exhibit B attached hereto and such value shall be the Property Value used by CFI in determining which Mortgage Properties shall be released from the lien of the Mortgages in accordance with this Agreement; provided, however, that in the event either party reasonably believes that the aggregate value of the Mortgage Properties has increased or decreased by 20% or more, then the parties shall agree on an independent MAI appraiser to determine the Property Value of the Mortgage Properties, which determination shall be binding on the parties for the purposes of this Section 9(a) and Section 10(b) hereof. Subject to the foregoing, CFCD shall have the sole and absolute right to determine which Mortgage

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Properties are to be released from the lien of the Mortgages in accordance with this Section 9(a).

     (b)  DELIVERIES.    In connection with any proposed release of a Mortgage
Property, CFCD shall (not later than ten (10) Business Days prior to the proposed date of release) deliver or cause to be delivered to CFI:

          (i) An officer's certificate setting forth that, to the best knowledge of the certifying Person, no default has occurred and is continuing hereunder or under the Mortgages.

          (ii) A copy of the instruments necessary to effect the release of the Mortgages.

     (c) ANNUAL REDUCTION OF LETTER OF CREDIT FACE AMOUNT. On the first anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter, CFI shall permit the aggregate face amount of the Letter(s) of Credit to be reduced to the face amount set forth for the corresponding year on the Security Schedule.

In connection with any release pursuant to this Section 9(b), and after CFCD has delivered the items required pursuant to the subparagraphs (i) and (ii) above, CFI shall promptly execute and deliver any instrument reasonably necessary or appropriate to release the Mortgage Property to be released pursuant to this Section 9(b).

     (d)  SECURITY SCHEDULE.

COMMENCEMENT
DATE                FACE AMOUNT OF      PROPERTY VALUE OF
ANNIVERSARY         LETTER OF CREDIT    MORTGAGE PROPERTIES
------------        ----------------    -------------------

1997                $30,000,000         $50,000,000
1998                $20,000,000         $30,000,000
1999                $20,000,000         $10,000,000
2000                $10,000,000         $0
2001 - termination  $          (1)      $0

__________________________
(1) The lesser of $10,000,000 or 100% of the reserve for Relevant Claims.

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     10.  CHANGE IN COLLATERAL.

          (a) Notwithstanding anything to the contrary herein, in the event that, at any time prior to the fourth (4th) anniversary of the Commencement Date, CFI (i) becomes aware of an adverse physical condition or defect affecting any Mortgage Property which diminishes the Property Value of such Mortgage Property by 20% or more from the corresponding value set forth on Exhibit B hereto and (ii) delivers written notice to CFCD of such condition or defect together with a written report, opinion, or appraisal prepared by an independent third party expert (who is licensed to prepare such a report, opinion or appraisal and is an employee or member of a nationally recognized firm), which report, opinion or appraisal confirms unequivocally that the Property Value of the impacted Mortgage Property has diminished by 20% or more as a result of such condition or defect, then CFCD shall either
(i) increase the face amount of the Letter of Credit by the amount of such diminution or (ii) execute, acknowledge and deliver to CFI a Mortgage together with the documents identified in Sections 8(a) through 8(c), which encumbers real property (other than the existing Mortgage Properties) owned by CFCD, which (1) has been approved by CFI, which approval shall not be unreasonably withheld, and (2) CFCD can demonstrate to CFI's reasonable satisfaction that the new Mortgage Property has a Property Value equal to or in excess of the amount of such diminution.

          (b) Notwithstanding anything to the contrary herein, CFCD may, at any time prior to the fourth (4th) anniversary of the Commencement Date, substitute one or more parcels of real property for any Mortgage Property for another, provided that CFCD (i) delivers written notice to CFI of its intention to substitute a Mortgage Property together with a general description of the substitute property and (ii) executes, acknowledges and delivers to CFI a Mortgage together with the documents identified in Sections 8(a) through 8(c), which encumbers the substitute property owned by CFCD and provided further that (1) the substitute has been approved by CFI, which approval shall not be unreasonably withheld, and (2) CFCD can demonstrate to CFI's reasonable satisfaction that the substitute property has a Property Value equal to or in excess of the Property Value of the substituted Mortgage Property.

     11.  COVENANTS.

          (a) NOTICE TO ADDITIONAL INSUREDS. CFCD shall promptly provide written notice to all third parties for whom CFCD has agreed to provide insurance that such insurance will, as of the Distribution Date, no longer be

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provided by CFI or CF Financial Services, and will take steps to ensure that alternative insurance arrangements are made in a timely manner.

          (b) DEDUCTIBLES AND PREMIUMS. CFCD shall promptly pay all deductibles, retentions and premiums applicable under the Insurance Program.

          (c) INSURANCE. CFCD will keep insured by financially sound and reputable insurers all property of a character usually insured by parties engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such parties and carry such other insurance as is usually carried by such parties and as required in accordance with the terms of the Mortgages.

          (d) LIMITATION ON LIENS. CFCD will not create, incur, assume or suffer to exist any lien or encumbrance upon any of the Mortgage Property, except the following liens (referred to herein as "PERMITTED EXCEPTIONS"):

               (1) liens imposed by any governmental authority for taxes, assessments or charges not yet delinquent;

               (2) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (3) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Mortgage Property subject thereto or interfere with the ordinary conduct of the business of CFCD;

               (4)  liens arising under the Mortgages and related documents;

               (5) any other liens approved by CFI in writing (which approval may be withheld in the CFI's sole discretion); and

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               (6)  any extensions, renewals or replacements of the foregoing.

     12. DURATION OF AGREEMENT. The parties agree that this Agreement shall continue in full force and effect as long as there are any CFCD Obligations outstanding. The parties agree that this Agreement shall continue in full force and effect for the purpose of determining the rights and obligations of the parties in the event such termination has occurred and subsequent thereto either of the following occurs:

     (a) A Relevant Claim arising under or in connection with the Insurance Program which had been closed prior to the termination of this Agreement is reopened; or

     (b) A Relevant Claim arises under or in connection with the Insurance Program based on an occurrence allegedly within the Insurance Program, or the administration of a claim within the Insurance Program, but which has not been reported prior to the termination of this Agreement until such claims have been closed.

     13. NOTICES. Except as otherwise provided herein, any notice or other communication to be given hereunder shall be in writing and shall be (as elected by the party giving such notice): (i) personally delivered; (ii) transmitted by postage-prepaid registered or certified airmail, return receipt requested; (iii) transmitted by facsimile (with a copy of such transmission by postage prepaid registered or certified airmail, return receipt requested); or (iv) deposited prepaid with a nationally recognized overnight courier service. Unless otherwise provided herein, all notices shall be deemed to have been duly given on: (a) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by facsimile or by courier, or (b) three (3) days after the date of posting if transmitted by mail. Either party may change its address for notice purposes hereof on not less than three (3) days' prior notice to the other party. Notice hereunder shall be directed to a party at the address for such party which is set forth below:

          Consolidated Freightways, Inc.
          3240 Hillview Avenue
          Palo Alto, California  94304
          Attention:  General Counsel

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          Consolidated Freightways Corporation of Delaware
          175 Linfield Drive
          Menlo Park, California  94025
          Attention:  General Counsel


     14. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     15. ASSIGNABILITY. Without limiting the restrictions upon assignment and transfer set forth herein, each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

     16. GENDER AND NUMBER. Whenever required by the context hereof, the singular shall include the plural and the plural shall include the singular. The masculine gender shall include the feminine and neuter genders, and the neuter shall include the masculine and feminine.

     17. CAPTIONS. Sections, titles or captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any of its provisions.

     18. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     19. INTEGRATION. This Agreement and that certain Distribution Agreement entered into between CFI and Consolidated Freightways Corporation as of __________, 1996, including any schedules, exhibits or other documents ancillary thereto, contain the entire agreement of the parties with respect to the subject matter hereof, and supersede all other agreements or understandings of any kind.

     20. AMENDMENTS. This Agreement may not be amended, modified or supplemented by the parties in any manner, except by an instrument in writing

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signed on behalf of each of the parties by a duly authorized officer or representative.

     21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflicts of laws thereof.

     22. DUTY TO COOPERATE. CFCD agrees to cooperate with CFI in the investigation of any Relevant Claim, to provide prompt notice of any Claim and to provide any information CFI shall reasonably request for the purpose of investigating a CFCD obligation. Neither party shall do anything to impair the other party's equitable or contractual rights of subrogation against third parties.














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     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.

                    CONSOLIDATED FREIGHTWAYS, INC.,
                    a Delaware corporation,
                         on behalf of itself and its wholly owned subsidiaries

                    By:  _______________________________
                         Name:
                         Title:

                    CONSOLIDATED FREIGHTWAYS CORPORATION
                    OF DELAWARE, a Delaware corporation,
                         on behalf of itself and its wholly owned subsidiaries

                    By:  _______________________________
                         Name:
                         Title:














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